Exhibit 10.1

DELUXE                 NON-QUALIFIED STOCK OPTION AGREEMENT
CORPORATION

GRANTED TO	GRANT DATE	# OF DELUXE CORP COMMON SHARES	OPTION PRICE PER SHARE
_________________ EXPIRATION DATE
1. GRANT
Deluxe Corporation (“Deluxe”) hereby grants to you the right to purchase the above stated number of shares of its common stock, par value $1.00 per share, at the price stated above (the “Option”).

2. DURATION AND EXERCISABILITY
You may not exercise any portion of this Option prior to one year from the date of grant set forth above (the "Grant Date"), and the Option expires seven years after the Grant Date (the “Expiration Date”). Commencing one year after the Grant Date you may exercise this Option in cumulative installments of 33-1/3 percent on and after the first, second, and third anniversaries of the Grant Date. Beginning one year after the Grant Date, this entire Option will vest earlier and become exercisable upon your Qualified Retirement, Disability, or death. "Qualified Retirement," “Disability,” and “Cause” are defined in the Addendum to this Agreement. Beginning one year after the Grant Date a pro rata portion of the entire Option shall vest and become exercisable upon termination without Cause based upon elapsed time since the Grant Date.

3. RETIREMENT, DISABILITY, DEATH OR TERMINATION
Upon your Qualified Retirement from Deluxe or an Affiliate (collectively, the “Company”), you will have three years from the date of your retirement to exercise this Option. If you die while employed, the representative of your estate or your heirs will have one year from the date of your death to exercise this Option. If your employment terminates due to Disability, you will have one year from the date of your termination to exercise this Option. If your employment is terminated by the Company without Cause, you will have three months from the date of your termination to exercise this Option. If you resign or otherwise voluntarily terminate your employment with the Company, you will have three months from the date of your termination to exercise this Option, to the extent the Option had vested as of your termination date. In no case, however, may this Option be exercised after the Expiration Date. If your employment with the Company is terminated for Cause, the entire unexercised portion of this Option will be canceled as of your last date of employment.

4. ACCELERATION OF EXERCISABILITY UPON CHANGE OF CONTROL
(a)    Notwithstanding any installment or delayed exercise provision contained in this Agreement that would result in this Option becoming exercisable in full or in part at a later date, if, in connection with any “Change of Control” (as defined in the Addendum), the acquiring Person, surviving or acquiring corporation or entity, or an affiliate of such corporation or entity, elects to continue this Option in effect and to replace the shares of common stock issuable upon exercise of this Option with other equity securities that are registered under the Securities Act of 1933 and are freely transferable under all applicable federal and state securities laws and regulations, this Option shall become exercisable in full if, within twelve months of the date of the Change of Control,

(i) Your employment with the Company (or any successor company or affiliated entity with which you are then employed) is terminated by the Company or such other employer without Cause,

(ii) Your employment with the Company (or any successor company or affiliated entity with which you are then employed) is terminated by you for “Good Reason” (as defined in the Addendum), or

(iii) Any earlier date provided under this Agreement.

In the event of any such Change of Control, the number of replacement equity securities issuable upon exercise of this Option shall be determined by multiplying the exchange ratio used in connection with the Change of Control for determining the number of replacement equity securities issuable for the outstanding shares of Deluxe's common stock, or if there is no such ratio, an exchange ratio established or accepted by the Continuing Directors (as defined in the Addendum), and the exercise price per share of replacement equity security shall be adjusted by such exchange ratio so as to preserve the same economic value in this Option as existed prior to the Change of Control. In the event of any such Change of Control, all references herein

NQSO	Ver. 10/12

to the common stock shall thereafter be deemed to refer to the replacement equity securities issuable upon exercise of this Option, references to Deluxe shall thereafter be deemed to refer to the issuer of such replacement equity securities, and all other terms of this Option shall continue in effect except as and to the extent modified by this subparagraph.

(b)    If the Change of Control does not meet the continuation or replacement criteria specified in subparagraph (a) above, this Option shall become exercisable in full immediately upon the Change of Control.

5. FORFEITURE OF OPTION AND OPTION GAIN RESULTING FROM CERTAIN ACTIVITIES
(a)    If, at any time within 12 months after the date that you have exercised any portion of this Option, you engage in any Forfeiture Activity (as defined below) then (i) the Option shall immediately terminate effective as of the date any such activity first occurred, and (ii) any gain received by you pursuant to the exercise of the Option must be paid to Deluxe within 30 days of demand by Deluxe. For purposes hereof, the gain on any exercise of the Option shall be determined by multiplying the number of shares purchased pursuant to the Option times the excess of the closing price on the New York Stock Exchange of a share of Deluxe's common stock on the date of exercise (without regard to any subsequent increase or decrease in the fair market value of such shares) over the exercise price.

(b)    As used herein, you shall be deemed to have engaged in a Forfeiture Activity if you (i) directly or indirectly, engage in any business activity on your own behalf or as a partner, stockholder, director, trustee, principal, agent, employee, consultant or otherwise of any person or entity which is in any respect in competition with or competitive with the Company or you solicit, entice or induce any employee or representative of the Company to engage in any such activity, (ii) directly or indirectly solicit, entice or induce (or assist any other person or entity in soliciting, enticing or inducing) any customer or potential customer (or agent, employee or consultant of any customer or potential customer) with whom you had contact in the course of your employment with the Company to deal with a competitor of the Company, (iii) fail to hold in a fiduciary capacity for the benefit of the Company all confidential information, knowledge and data, including customer lists and information, business plans and business strategy (“Confidential Data”) relating in any way to the business of the Company for so long as such Confidential Data remains confidential, or (iv) are terminated by the Company for Cause.

(c)    If any court of competent jurisdiction shall determine that the foregoing forfeiture provisions are invalid in any respect, the court so holding may limit such provisions in any manner which the court determines such that the provisions shall be enforceable against you.

(d)    By accepting this Agreement, you consent to a deduction from any amounts Company owes you from time to time (including amounts owed to you as wages or other compensation, fringe benefits, or vacation pay, as well as any other amounts owed to you by Company), to the extent of the amounts you owe Company under the foregoing provisions. Whether or not Company elects to make any set-off in whole or in part, if Company does not recover by means of set-off the full amount you owe, calculated as set forth above, you agree to pay immediately the unpaid balance to Company.

(e)    You will be released from the forfeiture provisions of subparagraph (b)(i) in the event your employment with the Company has been involuntarily terminated without Cause due to a job elimination or other reduction in force. Otherwise, you may be released from the foregoing forfeiture provisions only if the Compensation Committee of the Deluxe Board (or its duly appointed agent) determines in its sole discretion that such action is in the best interests of Company.

6. TERMS AND CONDITIONS
This Option Agreement does not guarantee your continued employment or, subject to the provisions of any other written agreement between you and Deluxe or its Affiliates, alter the right of Deluxe or its Affiliates to terminate your employment at any time. You have no rights in the shares subject to this Option until such shares are received upon exercise of this Option. This Option is issued pursuant to the Deluxe Corporation 2012 Long Term Incentive Plan (the "Plan"), and is subject to its terms. In the event of any conflict between the provisions of the Plan and this Option Agreement (which includes the Addendum to this Agreement), the provisions of the Plan shall prevail.

By your acceptance of this option award, you acknowledge receipt of a copy of the Prospectus for the Plan and your agreement to the terms and conditions of the Plan and this Option Agreement.

DELUXE CORPORATION

By

RETAIN THIS DOCUMENT FOR YOUR RECORDS

ADDENDUM TO
NON-QUALIFIED STOCK OPTION AGREEMENT

For the purposes hereof the terms used herein shall have the following meanings:

"Qualified Retirement" shall mean any termination of your employment that the Compensation Committee of Deluxe's Board of Directors approves as a qualified retirement, provided (i) you have at least twenty years of service with Deluxe and/or its Affiliates (“Service Years”), and (ii) the sum of your age and Service Years equals or exceeds seventy-five.

"Disability" shall mean your permanent disability as defined by the provisions of the long term disability plan of Deluxe or any Affiliate by which you are employed at the time of such disability. In the event that any such Affiliate does not have a long term disability plan in effect at such time, you shall be deemed disabled for the purposes hereof if you would have qualified for long term disability payments under Deluxe's long term disability plan had you then been an employee of Deluxe.

"Cause" shall mean (i) you have breached your obligations of confidentiality to Deluxe or any of its Affiliates; (ii) you have otherwise failed to perform your employment duties and do not cure such failure within thirty (30) days after receipt of written notice thereof; (iii) you commit an act, or omit to take action, in bad faith which results in material detriment to Deluxe or any of its Affiliates; (iv) you have had excessive absences unrelated to illness or vacation ("excessive" shall be defined in accordance with local employment customs); (v) you have committed fraud, misappropriation, embezzlement or other act of dishonesty in connection with Deluxe or any of its Affiliates or its or their businesses; (vi) you have been convicted or have pleaded guilty or nolo contendere to criminal misconduct constituting a felony or a gross misdemeanor, which gross misdemeanor involves a breach of ethics, moral turpitude, or immoral or other conduct reflecting adversely upon the reputation or interest of Deluxe or its Affiliates; (vii) your use of narcotics, liquor or illicit drugs has had a detrimental effect on your performance of employment responsibilities; or (viii) you are in material default under any agreement between you and Deluxe or any of its Affiliates following any applicable notice and cure period.

“Good Reason” shall mean (i) except with your written consent given in your discretion, (a) the assignment to you of any position and/or duties which represent or otherwise entail a material diminution in your position, authority, duties or responsibilities, or (b) any other action by the Company which results in a material diminution in your position (or positions) with the Company, excluding for this purposes an isolated, insubstantial or inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of written notice thereof given by you and excluding any diminution attributable solely to the fact that Deluxe is no longer a public company; (ii) any material reduction in your aggregate compensation and incentive opportunities, or any failure by the Company to comply with any other written agreement between you and the Company, other than an isolated, insubstantial or inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of written notice thereof given by you; (iii) the Company's requiring you to be based at any location more than 50 miles from your then current location; (iv) any purported termination by the Company of your employment which is not effected pursuant to a written notice of termination specifying the reasons for your termination and the manner by which such reasons constitute “Cause” (as defined herein); or (v) any request or requirement by the Company that you take any action or omit to take any action that is inconsistent with or in violation of the Company's ethical guidelines and policies as the same existed within the 120-day period prior to the termination date or any professional ethical guidelines or principles that may be applicable to you.

A "Change of Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(I)
any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Deluxe representing 20% or more of the combined voting power of Deluxe's then outstanding securities, excluding, at the time of their original acquisition, from the calculation of securities beneficially owned by such Person, any securities acquired directly from Deluxe or its Affiliates or in connection with a transaction described in clause (a) of paragraph III below; or

Addendum

Ver. 10/12

ADDENDUM TO
NON-QUALIFIED STOCK OPTION AGREEMENT

(II)
individuals who at the Grant Date constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Deluxe) whose appointment or election by the Board or nomination for election by Deluxe's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the Grant Date or whose appointment, election or nomination for election was previously so approved or recommended (such directors collectively being referred to as “Continuing Directors”), cease for any reason to constitute a majority thereof; or

(III)
there is consummated a merger or consolidation of Deluxe or any Affiliate with any other company, other than (a) a merger or consolidation which would result in the voting securities of Deluxe outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Deluxe or any Affiliate, at least 65% of the combined voting power of the voting securities of Deluxe or such surviving entity or parent thereof outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of Deluxe (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Deluxe representing 20% or more of the combined voting power of Deluxe's then outstanding securities; or

(IV)
the shareholders of Deluxe approve a plan of complete liquidation of Deluxe or there is consummated an agreement for the sale or disposition by Deluxe of all or substantially all Deluxe's assets, other than a sale or disposition by Deluxe of all or substantially all of Deluxe's assets to an entity, at least 65% of the combined voting power of the voting securities of which are owned by shareholders of Deluxe in substantially the same proportions as their ownership of Deluxe immediately prior to such sale.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of Deluxe immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of Deluxe immediately following such transaction or series of transactions.

"Person" shall have the meaning defined in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, as amended, except that such term shall not include (i) Deluxe or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of Deluxe or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of Deluxe in substantially the same proportions as their ownership of stock of Deluxe.

"Beneficial Owner" shall have the meaning defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

"Affiliate" shall mean a company controlled directly or indirectly by Deluxe, where "control" shall mean the right, either directly or indirectly, to elect a majority of the directors thereof without the consent or acquiescence of any third party.

Addendum